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                                                                   EXHIBIT 23.12

                    CONSENT OF BRECKENRIDGE SECURITIES CORP.

     We hereby consent to the references to us in the Joint Proxy Statement/Prospectus constituting part of this Registration Statement on Form S-4, and to the inclusion in such Joint Proxy Statement/Prospectus of our opinions to the Board of Directors of LDDS Communications, Inc. dated July 28, 1994 and November 28, 1994. In giving our consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.

                                            /s/  BRECKENRIDGE SECURITIES CORP.
                                            Breckenridge Securities Corp.

Atlanta, Georgia


November 29, 1993